UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2021

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.001 par value	COSM	OTC QX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2021, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) whereby the Company will issue 5,000,000 shares of Series A Preferred Stock (the “Series A Preferred Stock”) to an accredited investor (the “Investor”) for a purchase price of $5,000,000 (the “Transaction”) at closing.

Conditions to closing of the Transaction are as follows:

                1.  The Company’s common stock (“Common Stock”) must be approved for listing (the “Uplisting”) on either the NASDAQ Capital Market, the NASDAQ Global Market or the NASDAQ Global Select Market (“Nasdaq”).

2. The Company must amend its Articles of Incorporation to allow its Board of Directors to have the authority to authorize the issuance of the Series A Preferred Stock.

The Securities Purchase Agreement included representations, warranties and covenants of the Company and the Investor as well as other customary closing conditions.

The Series A Preferred Stock will be convertible into the Company’s Common Stock as determined by multiplying the number of shares of Series A Preferred Stock to be converted by the lower of (i) $4.00 or (ii) 80% of the average volume weighted average price for the Company’s Common Stock for the five (5) days prior to the date of Uplisting, subject to a floor of $3.00 (the “Conversion Price”).

In connection with the Transaction, the Investor will also be issued a warrant (the “Warrant”) to purchase 100% of the number of shares of the Company’s Common Stock issuable upon conversion of the Series A Preferred Stock. The Warrant has an exercise price equal to 110% of the Conversion Price of the Series A Preferred Stock and expires five (5) years from the date of issuance.

By way of a Registration Rights Agreement (the “Registration Rights Agreement”), the Company agreed to file a Registration Statement with the Securities and Exchange Commission registering all shares of Common Stock issuable upon the conversion of the Series A Preferred Stock and exercise of the Warrant on or before the 45th day following the date of the approval of the Uplisting by Nasdaq and have it effective on or before the 105th day following the date of the approval of the Uplisting.

On September 17, 2021, the Company issued a convertible promissory note (the “Note”) to the Investor in the principal amount of $525,000 for a purchase price of $500,000. The Note accrues interest at 10% per annum and is payable at maturity which is September 17, 2022. The Note is convertible into shares of the Company’s Common Stock at 70% of the average volume weighted average price for the Company’s Common Stock for the ten (10) trading days prior to the date of conversion, subject to a floor of $3.00.

The shares issuable upon conversion of the Note have certain registration rights.

The foregoing is only a brief description of the material terms of the Securities Purchase Agreement, Registration Rights Agreement and Note which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The foregoing does not purport to be complete descriptions of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 8.01 Other Events.

During July and August of 2021, several notes previously issued by the Company were converted (the “Conversions”) into shares of the Company’s Common Stock.

A proforma balance sheet and statement of stockholders’ equity that reflects the Conversions and Transaction are included as Exhibits 99.1 and 99.2 respectively to this report.

On September 21, 2021, the Company issued a press release regarding the Transaction. A copy of the release is furnished as Exhibit 99.3 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Items 1.01 and 8.01 is incorporated by reference.

The Company issued the securities in the aforementioned Items upon reliance from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, which exempts transactions by an issuer not involving any public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Form of Securities Purchase Agreement
Exhibit 10.2	Form of Registration Rights Agreement
Exhibit 10.3	Form of Note
Exhibit 99.1	Pro Forma Balance Sheet
Exhibit 99.2	Pro Forma Stockholders’ Equity
Exhibit 99.3	Press Release dated September 21, 2021
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: September 20, 2021	By:	/s/ Grigorios Siokas
Grigorios Siokas
Chief Executive Officer

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